EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

PITTSBURGH, January 25, 2017 - TriState Capital Holdings, Inc. (NASDAQ: TSC) reported record fourth quarter and full year financial results in 2016, with strong top- and bottom-line contributions by each of its growing commercial banking, private banking and investment management businesses.

Net income increased 27.4% to $28.6 million in 2016 from $22.5 million in 2015. Diluted earnings per share (EPS) increased 26.3% to $1.01 in 2016 from $0.80 in 2015. For the fourth quarter of 2016, the parent company of TriState Capital Bank and Chartwell Investment Partners reported net income of $7.6 million, or $0.27 per share, compared to $5.6 million, or $0.20, in the fourth quarter of 2015 and $8.5 million, or $0.30, in the third quarter of 2016.

“TriState Capital delivered double-digit EPS growth for the third consecutive year, driven primarily by record net interest income and non-interest income from strong contributions across all of our businesses, while maintaining superior asset quality and a very robust capital position,” Chief Executive Officer James F. Getz said. “Our focus is to continue growing our earnings in a meaningful manner, and by extension our book value. We expect ongoing expansion of what we believe is a premier investment management business in Chartwell, along with further organic growth in middle-market commercial banking and our highly differentiated national private banking franchise.”

FOURTH QUARTER AND FULL YEAR 2016 HIGHLIGHTS

•	Revenue grew 24.5% for the quarter and 17.3% in 2016, compared to the same periods the year prior, driven by expansion of lending and increased investment management revenue

•	Deposits grew 22.2% from one year prior and 6.5%, or 25.7% on an annualized basis, during the quarter

•	Total loans grew 19.7% from one year prior and 7.1%, or 28.4% on an annualized basis, during the quarter

•	Strong credit quality continued with non-performing assets (NPAs) declining to 0.56% of assets and adverse-rated credits declining to 1.25% of loans at December 31

•	Non-interest income, including investment management fees, represented a record 38.3% of total revenue in 2016, growing 31.1% from the prior year

TriState Capital’s total revenue, net interest income and non-interest income all reached record quarterly levels in the three months ended December 31, 2016. Total revenue grew to $33.2 million in the fourth quarter of 2016, increasing 24.5% from $26.6 million in the year-ago quarter and 6.3% from $31.2 million in the linked quarter. For the 12 months of 2016, total revenue grew to $121.2 million, increasing 17.3% from $103.4 million the year prior.

TriState Capital’s diverse loan growth continues to support revenue expansion. Net interest income grew to $19.5 million in the fourth quarter of 2016, increasing 10.8% from $17.6 million in the fourth quarter of 2015 and 4.3% from $18.7 million in the linked quarter.

Fourth quarter 2016 non-interest income was $13.6 million, or 41.2% of total revenue, compared to $9.0 million in the year-ago period and $12.5 million in the linked quarter. TriState Capital’s non-interest income is largely comprised of Chartwell investment management fees, which were $10.2 million, or 30.8% of total revenue, in the fourth quarter of 2016, compared to $7.4 million in the year-ago quarter and $10.3 million in the linked quarter. Investment management fees reflected the contribution of The Killen Group (TKG) business acquired in April 2016 and strong performance of Chartwell’s investment strategies. Other non-interest income increased to $9.4 million in 2016, compared to $5.8 million in 2015, primarily reflecting the increased use of interest rate swaps by commercial borrowers.

Non-interest expenses were $20.8 million in the fourth quarter of 2016, compared to $18.1 million in the year-ago quarter and $20.5 million in the linked quarter. Non-interest expenses reflected ongoing operating costs for the business acquired

EXHIBIT 99

from TKG, as well as an increase in TriState Capital Bank incentive compensation expense, given the success of the bank’s loan and deposit growth initiatives.

The efficiency ratio for the bank was 63.33% in the fourth quarter of 2016, compared to 62.01% in the linked quarter and 62.14% in the year-ago quarter. Year over year, the bank efficiency ratio declined 113 basis points to 61.17% in 2016.

Non-interest expenses also included non-recurring items. Third and fourth quarter 2016 non-interest expenses were reduced by adjustments in the fair value of previously accrued contingent consideration associated with the TKG transaction. For the fourth quarters of 2016 and 2015, the company incurred acquisition-related expenses. And, for the fourth quarter of 2016 the company recorded severance expense related to a previously announced small- and mid-cap growth investment team leadership change. Excluding non-recurring items, non-interest expenses were $22.6 million, or 2.38% of average assets on an annualized basis, in the fourth quarter of 2016, compared to $17.5 million, or 2.16%, in the prior-year quarter and $21.7 million, or 2.40%, in the linked quarter.

(Dollars in thousands, except per share data)	Q4 2016	Q3 2016	Q4 2015	FY 2016	FY 2015
Total non-interest expense (GAAP)	$20,817	$20,514	$18,058	$78,794	$70,043
Non-recurring items:
Change in fair value of previously accrued acquisition earn out	2,478	1,209	—	3,687	—
Acquisition-related expense	(351)	—	(601)	(352)	(601)
Severance expense	(300)	—	—	(300)	—
Non-interest expense excluding non-recurring items (non-GAAP)	$22,644	$21,723	$17,457	$81,829	$69,442
Net impact of non-recurring items on EPS	$0.04	$0.03	$(0.01)	$0.07	$(0.01)

BALANCE SHEET GROWTH
Loans totaled $3.40 billion at December 31, 2016, increasing 19.7% from December 31, 2015 and 7.1% from September, 2016. Private banking loans totaled $1.74 billion, growing 29.1% from one year prior and 9.4% during the fourth quarter. Commercial loans grew to $1.67 billion at December 31, 2016, increasing 11.3% from one year prior and 4.9% during the fourth quarter.

Deposits totaled $3.29 billion at December 31, 2016, increasing 22.2% from one year prior and 6.5% during the fourth quarter. Average deposits in the fourth quarter of 2016 grew by 46.5% for noninterest-bearing deposits and 18.3% for interest-bearing deposits, compared to the fourth quarter of 2015. These trends illustrate the ongoing success of TriState Capital’s efforts to grow stable, diversified and cost-effective relationship deposits and treasury management related liquidity from new and existing accounts through superior client focus and enhanced services and technology.

TriState Capital continues to manage a highly asset-sensitive balance sheet. At December 31, 2016, 89% of TriState Capital’s loan portfolio and 49% of its securities portfolio were floating-rate. In addition, 27% of deposits were fixed-rate certificates of deposit.

ASSET QUALITY
The bank’s solid asset quality metrics in the fourth quarter of 2016 continued to reflect TriState Capital’s disciplined credit culture and the growth of its private banking non-purpose margin loans secured by marketable securities. Private banking comprised 51.0% of total loans at December 31, 2016.

NPAs were $22.0 million at December 31, 2016, or 0.56% of total assets, compared to $18.4 million, or 0.56%, at December 31, 2015 and $25.0 million, or 0.67%, at September, 2016. Adverse-rated credits declined 21.7% from December 31, 2015 and 15.6% during the fourth quarter. Adverse-rated credits represented 1.25% of total loans at the end of the fourth quarter of 2016, 1.92% at December 31, 2015 and 1.59% at September 30.

TriState Capital took net charge-offs on loans totaling $50,000, or less than one basis point of average total loans, in 2016, compared to $2.3 million, or 0.09% of average total loans, in the prior year. Net charge offs in the fourth quarter of 2016

EXHIBIT 99

were $2.6 million, or 0.32% of average total loans, compared to net recoveries of $3.5 million, or 0.46%, in the linked quarter and net charge-offs of $1.6 million, or 0.23%, in the year-ago quarter.

Provision expense was $1.2 million for the fourth quarter of 2016 and $838,000 for the year, reflecting increases to specific reserves on non-performing loans (NPLs), offset by declining adverse-rated credits. The company recorded a credit to provision of $542,000 in the linked third quarter and provision expense $244,000 in the fourth quarter of 2015.

The company’s allowance for loan losses declined to 0.55% of total loans at December 31, 2016, from 0.64% at September 30 and 0.63% at December 31, 2015. This reflects the reduction in NPLs and the lower provision required for private banking loans.

INVESTMENT MANAGEMENT
Chartwell Investment Partners’ fee revenue was $10.2 million in the fourth quarter of 2016, compared to $7.4 million in the year-ago quarter and $10.3 million in the linked quarter. The boutique asset manager’s revenue reflected the contributions of the TKG business acquired in April 2016 and strong overall investment performance.

Chartwell’s net income grew to $2.9 million in the fourth quarter of 2016 and $6.9 million for calendar 2016. Excluding non-recurring items, Chartwell’s net income grew to $1.7 million, or 26% of consolidated earnings, in the fourth quarter of 2016, and increased to $5.1 million, or 19%, for the 12 months of 2016.

Chartwell’s total AUM were $8.1 billion at the end of the fourth quarter of 2016, compared to $10.8 billion at the end of the linked quarter and $8.0 billion at December 31, 2015. Period-end AUM reflects $245 million in new business, as well as $271 million of market appreciation, in the fourth quarter of 2016. Outflows were $3.3 billion in the quarter, primarily attributed to the previously disclosed conclusion of a sub-advisory relationship.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital’s earnings in the quarter continued to support superior loan growth in the period, while the company maintained capital ratios that exceed the highest required regulatory benchmark levels. As of December 31, 2016, TriState Capital Holdings reported ratios of 12.66% for total risk-based capital, 11.49% for tier 1 risk-based capital, 11.49% for common equity tier 1 risk-based capital and 7.90% for tier 1 leverage.

At its regular January 2017 meeting, TriState Capital’s Board of Directors approved share repurchases of up to $5 million, in addition to buyback authorizations granted in 2016, of which $3.7 million remains available. Over the 12 months ended December 31, 2016, the company repurchased a total of 374,729 shares for approximately $5.1 million at an average cost of $13.68 per share. Also during 2016, $6.2 million of the authorization was utilized for an option cancellation program. Fully vested options for 1,174,500 shares of common stock, granted in 2007 and expiring in 2017 with a $10 exercise price, were canceled at an average spread of $5.28.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on January 26 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10098810 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital Holdings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference call through February 2. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other locations and entering the conference number 10098810.

EXHIBIT 99

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary has $3.8 billion in assets, as of December 31, 2016, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary has $8.1 billion in assets under management, as of December 31, 2016, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACTS
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
(Dollars in thousands)	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Period-end balance sheet data:
Cash and cash equivalents	$103,994	$120,736	$96,676	$103,994	$96,676
Total investment securities	238,473	243,343	225,411	238,473	225,411
Loans held-for-investment	3,401,054	3,174,653	2,841,284	3,401,054	2,841,284
Allowance for loan losses	(18,762)	(20,211)	(17,974)	(18,762)	(17,974)
Loans held-for-investment, net	3,382,292	3,154,442	2,823,310	3,382,292	2,823,310
Goodwill and other intangibles, net	67,209	67,671	50,816	67,209	50,816
Other assets	138,489	129,326	105,958	138,489	105,958
Total assets	$3,930,457	$3,715,518	$3,302,171	$3,930,457	$3,302,171

Deposits	$3,286,779	$3,087,230	$2,689,844	$3,286,779	$2,689,844
Borrowings, net	239,510	239,460	254,308	239,510	254,308
Other liabilities	52,361	45,689	32,042	52,361	32,042
Total liabilities	3,578,650	3,372,379	2,976,194	3,578,650	2,976,194

Total shareholders' equity	351,807	343,139	325,977	351,807	325,977

Total liabilities and shareholders' equity	$3,930,457	$3,715,518	$3,302,171	$3,930,457	$3,302,171

Income statement data:
Interest income	$26,232	$24,925	$21,923	$98,312	$83,596
Interest expense	6,719	6,221	4,312	23,499	15,643
Net interest income	19,513	18,704	17,611	74,813	67,953
Provision (credit) for loan losses	1,178	(542)	244	838	13
Net interest income after provision for loan losses	18,335	19,246	17,367	73,975	67,940
Non-interest income:
Investment management fees	10,221	10,333	7,429	37,035	29,618
Net gain on sale and call of investment securities	—	14	16	77	33
Other non-interest income	3,428	2,150	1,597	9,396	5,832
Total non-interest income	13,649	12,497	9,042	46,508	35,483
Non-interest expense:
Intangible amortization expense	462	463	389	1,753	1,558
Change in the fair value of acquisition earn out	(2,478)	(1,209)	—	(3,687)	—
Other non-interest expense	22,833	21,260	17,669	80,728	68,485
Total non-interest expense	20,817	20,514	18,058	78,794	70,043
Income before tax	11,167	11,229	8,351	41,689	33,380
Income tax expense	3,596	2,775	2,765	13,048	10,892
Net income	$7,571	$8,454	$5,586	$28,641	$22,488

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
(Dollars in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Per share and share data:
Earnings per share:
Basic	$0.27	$0.31	$0.20	$1.04	$0.81
Diluted	$0.27	$0.30	$0.20	$1.01	$0.80
Book value per common share	$12.38	$12.12	$11.62	$12.38	$11.62
Tangible book value per common share (1)	$10.02	$9.73	$9.81	$10.02	$9.81
Common shares outstanding, at end of period	28,415,654	28,317,154	28,056,195	28,415,654	28,056,195
Weighted average common shares outstanding:
Basic	27,614,296	27,514,724	27,750,118	27,593,725	27,771,345
Diluted	28,349,644	28,307,632	28,324,251	28,359,152	28,237,453

Performance ratios:
Return on average assets (2)	0.79%	0.93%	0.69%	0.81%	0.74%
Return on average equity (2)	8.67%	9.88%	6.84%	8.48%	7.13%
Net interest margin (2) (3)	2.16%	2.18%	2.28%	2.23%	2.36%
Bank efficiency ratio (1)	63.33%	62.01%	62.14%	61.17%	62.30%
Efficiency ratio (1)	67.79%	68.17%	64.08%	66.29%	65.65%
Non-interest expense to average assets (2)	2.19%	2.27%	2.23%	2.23%	2.32%

Asset quality:
Non-performing loans	$17,790	$20,717	$16,660	$17,790	$16,660
Non-performing assets	$21,968	$24,985	$18,390	$21,968	$18,390
Other real estate owned	$4,178	$4,268	$1,730	$4,178	$1,730
Non-performing assets to total assets	0.56%	0.67%	0.56%	0.56%	0.56%
Non-performing loans to total loans	0.52%	0.65%	0.59%	0.52%	0.59%
Allowance for loan losses to loans	0.55%	0.64%	0.63%	0.55%	0.63%
Allowance for loan losses to non-performing loans	105.46%	97.56%	107.89%	105.46%	107.89%
Net charge-offs (recoveries)	$2,627	$(3,538)	$1,621	$50	$2,312
Net charge-offs (recoveries) to average total loans (2)	0.32%	(0.46)%	0.23%	—%	0.09%

Revenue:
Total revenue (1)	$33,162	$31,187	$26,637	$121,244	$103,403
Pre-tax, pre-provision net revenue (1)	$12,345	$10,673	$8,579	$42,450	$33,360

Capital ratios:
Tier 1 leverage ratio	7.90%	8.09%	9.05%	7.90%	9.05%
Common equity tier 1 risk-based capital ratio	11.49%	11.73%	12.20%	11.49%	12.20%
Tier 1 risk-based capital ratio	11.49%	11.73%	12.20%	11.49%	12.20%
Total risk-based capital ratio	12.66%	13.05%	13.88%	12.66%	13.88%

Assets under management	$8,055,000	$10,800,000	$8,005,000	$8,055,000	$8,005,000

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$118,807	$177	0.59%	$114,245	$150	0.52%	$94,191	$89	0.37%
Federal funds sold	5,922	6	0.40%	6,445	6	0.37%	6,240	2	0.13%
Investment securities available-for-sale	177,712	847	1.90%	182,354	828	1.81%	170,229	651	1.52%
Investment securities held-to-maturity	52,464	550	4.17%	48,495	485	3.98%	46,573	462	3.94%
Investment securities trading	—	—	—%	—	—	—%	162	1	2.45%
FHLB stock	8,518	150	7.01%	12,347	144	4.64%	7,910	77	3.86%
Total loans	3,249,874	24,563	3.01%	3,061,427	23,369	3.04%	2,747,727	20,711	2.99%
Total interest-earning assets	3,613,297	26,293	2.89%	3,425,313	24,982	2.90%	3,073,032	21,993	2.84%
Other assets	176,395			171,986			138,189
Total assets	$3,789,692			$3,597,299			$3,211,221

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$204,555	$272	0.53%	$190,270	$234	0.49%	$118,029	$121	0.41%
Money market deposit accounts	1,860,468	3,529	0.75%	1,688,250	3,017	0.71%	1,437,963	1,608	0.44%
Certificates of deposit	888,721	2,078	0.93%	863,872	1,936	0.89%	941,831	1,817	0.77%
Borrowings:
FHLB borrowings	185,000	286	0.62%	273,804	480	0.70%	171,195	212	0.49%
Subordinated notes payable, net	34,477	554	6.39%	34,427	554	6.40%	34,275	554	6.41%
Total interest-bearing liabilities	3,173,221	6,719	0.84%	3,050,623	6,221	0.81%	2,703,293	4,312	0.63%
Noninterest-bearing deposits	220,637			161,723			150,584
Other liabilities	48,372			44,565			33,559
Shareholders' equity	347,462			340,388			323,785
Total liabilities and shareholders' equity	$3,789,692			$3,597,299			$3,211,221

Net interest income (1)		$19,574			$18,761			$17,681
Net interest spread			2.05%			2.09%			2.21%
Net interest margin (1)			2.16%			2.18%			2.28%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Years Ended
	December 31, 2016			December 31, 2015
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$110,455	$595	0.54%	$102,240	$363	0.36%
Federal funds sold	6,116	22	0.36%	6,168	6	0.10%
Investment securities available-for-sale	180,460	3,234	1.79%	164,701	2,201	1.34%
Investment securities held-to-maturity	48,357	1,958	4.05%	42,117	1,651	3.92%
Investment securities trading	—	—	—%	41	1	2.44%
FHLB stock	10,363	494	4.77%	5,796	389	6.71%
Total loans	3,014,645	92,273	3.06%	2,570,200	79,245	3.08%
Total interest-earning assets	3,370,396	98,576	2.92%	2,891,263	83,856	2.90%
Other assets	161,054			132,506
Total assets	$3,531,450			$3,023,769

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$171,431	$813	0.47%	$107,292	$439	0.41%
Money market deposit accounts	1,676,455	11,376	0.68%	1,367,584	5,687	0.42%
Certificates of deposit	874,615	7,618	0.87%	898,336	6,762	0.75%
Borrowings:
FHLB borrowings	228,934	1,477	0.65%	120,425	540	0.45%
Subordinated notes payable, net	34,402	2,215	6.44%	34,199	2,215	6.48%
Total interest-bearing liabilities	2,985,837	23,499	0.79%	2,527,836	15,643	0.62%
Noninterest-bearing deposits	170,573			149,567
Other liabilities	37,441			30,917
Shareholders' equity	337,599			315,449
Total liabilities and shareholders' equity	$3,531,450			$3,023,769

Net interest income (1)		$75,077			$68,213
Net interest spread			2.13%			2.28%
Net interest margin (1)			2.23%			2.36%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	December 31, 2016		September 30, 2016		December 31, 2015
(Dollars in thousands)	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans
Private banking loans	$1,735,928	51.0%	$1,587,019	50.0%	$1,344,864	47.3%
Middle-market banking loans:
Commercial and industrial	587,423	17.3%	565,702	17.8%	634,232	22.4%
Commercial real estate	1,077,703	31.7%	1,021,932	32.2%	862,188	30.3%
Total middle-market banking loans	1,665,126	49.0%	1,587,634	50.0%	1,496,420	52.7%
Loans held-for-investment	$3,401,054	100.0%	$3,174,653	100.0%	$2,841,284	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENTS OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended December 31, 2016				Year Ended December 31, 2016
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$26,156	$—	$76	$26,232	$98,027	$—	$285	$98,312
Interest expense	6,170	—	549	6,719	21,300	—	2,199	23,499
Net interest income (loss)	19,986	—	(473)	19,513	76,727	—	(1,914)	74,813
Provision for loan losses	1,178	—	—	1,178	838	—	—	838
Net interest income (loss) after provision for loan losses	18,808	—	(473)	18,335	75,889	—	(1,914)	73,975
Non-interest income:
Investment management fees	—	10,277	(56)	10,221	—	37,258	(223)	37,035
Net gain on the sale and call of investment securities	—	—	—	—	77	—	—	77
Other non-interest income	3,427	1	—	3,428	9,393	3	—	9,396
Total non-interest income	3,427	10,278	(56)	13,649	9,470	37,261	(223)	46,508
Non-interest expense:
Intangible amortization expense	—	462	—	462	—	1,753	—	1,753
Change in the fair value of acquisition earn out	—	(2,478)	—	(2,478)	—	(3,687)	—	(3,687)
Other non-interest expense	14,827	7,919	87	22,833	52,676	27,905	147	80,728
Total non-interest expense	14,827	5,903	87	20,817	52,676	25,971	147	78,794
Income (loss) before tax	7,408	4,375	(616)	11,167	32,683	11,290	(2,284)	41,689
Income tax expense (benefit)	2,092	1,524	(20)	3,596	9,568	4,357	(877)	13,048
Net income (loss)	$5,316	$2,851	$(596)	$7,571	$23,115	$6,933	$(1,407)	$28,641

	Three Months Ended December 31, 2015				Year Ended December 31, 2015
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$21,837	$—	$86	$21,923	$83,347	$—	$249	$83,596
Interest expense	3,759	—	553	4,312	13,448	—	2,195	15,643
Net interest income (loss)	18,078	—	(467)	17,611	69,899	—	(1,946)	67,953
Provision for loan losses	244	—	—	244	13	—	—	13
Net interest income (loss) after provision for loan losses	17,834	—	(467)	17,367	69,886	—	(1,946)	67,940
Non-interest income:
Investment management fees	—	7,482	(53)	7,429	—	29,814	(196)	29,618
Net gain on the sale and call of investment securities	16	—	—	16	33	—	—	33
Other non-interest income	1,599	(2)	—	1,597	5,840	(8)	—	5,832
Total non-interest income	1,615	7,480	(53)	9,042	5,873	29,806	(196)	35,483
Non-interest expense:
Intangible amortization expense	—	389	—	389	—	1,558	—	1,558
Other non-interest expense	12,228	5,471	(30)	17,669	47,186	21,403	(104)	68,485
Total non-interest expense	12,228	5,860	(30)	18,058	47,186	22,961	(104)	70,043
Income (loss) before tax	7,221	1,620	(490)	8,351	28,573	6,845	(2,038)	33,380
Income tax expense (benefit)	1,717	497	551	2,765	8,347	2,477	68	10,892
Net income (loss)	$5,504	$1,123	$(1,041)	$5,586	$20,226	$4,368	$(2,106)	$22,488

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of investment securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding acquisition related items and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2016	2016	2015
Tangible book value per common share:
Total shareholders' equity	$351,807	$343,139	$325,977
Less: intangible assets	67,209	67,671	50,816
Tangible common equity	$284,598	$275,468	$275,161
Common shares outstanding	28,415,654	28,317,154	28,056,195
Tangible book value per common share	$10.02	$9.73	$9.81

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2016	2016	2015	2016	2015
Pre-tax, pre-provision net revenue:
Net interest income	$19,513	$18,704	$17,611	$74,813	$67,953
Total non-interest income	13,649	12,497	9,042	46,508	35,483
Less: net gain on the sale and call of investment securities	—	14	16	77	33
Total revenue	33,162	31,187	26,637	121,244	103,403
Less: total non-interest expense	20,817	20,514	18,058	78,794	70,043
Pre-tax, pre-provision net revenue	$12,345	$10,673	$8,579	$42,450	$33,360

Efficiency ratio:
Total non-interest expense	$20,817	$20,514	$18,058	$78,794	$70,043
Plus: change in fair value of acquisition earn out	2,478	1,209	—	3,687	—
Less: acquisition related items	351	—	601	352	601
Less: intangible amortization expense	462	463	389	1,753	1,558
Total non-interest expense, as adjusted (numerator)	$22,482	$21,260	$17,068	$80,376	$67,884
Total revenue (denominator)	$33,162	$31,187	$26,637	$121,244	$103,403
Efficiency ratio	67.79%	68.17%	64.08%	66.29%	65.65%

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2016	2016	2015	2016	2015
Bank pre-tax, pre-provision net revenue:
Net interest income	$19,986	$19,182	$18,078	$76,727	$69,899
Total non-interest income	3,427	2,163	1,615	9,470	5,873
Less: net gain on the sale and call of investment securities	—	14	16	77	33
Total revenue	23,413	21,331	19,677	86,120	75,739
Less: total non-interest expense	14,827	13,227	12,228	52,676	47,186
Pre-tax, pre-provision net revenue	$8,586	$8,104	$7,449	$33,444	$28,553

Bank efficiency ratio:
Total non-interest expense (numerator)	$14,827	$13,227	$12,228	$52,676	$47,186
Total revenue (denominator)	$23,413	$21,331	$19,677	$86,120	$75,739
Efficiency ratio	63.33%	62.01%	62.14%	61.17%	62.30%